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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

To the Board of Directors
Saliva Diagnostic Systems, Inc.


We consent to the incorporation by reference in the Post-Effective Amendment No. 4 to Registration Statement on Form SB-2 filed on Form S-3 of Saliva Diagnostic Systems, Inc. (Registration No. 333-26795), of our report dated March 21, 1997 relating to the consolidated financial statements of Saliva Diagnostic Systems, Inc. and its subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                           /s/ Hollander, Gilbert & Co.

                                           Hollander, Gilbert & Co.

Los Angeles, California

January 15, 1998